UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2014

DIGITAL RIVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10380 Bren Road West

Minnetonka, Minnesota 55343

(952) 253-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐                 Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐                 Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, Mr. Stefan B. Schulz provided notice to Digital River, Inc. (the “Company”) that he intends to resign from his position as Chief Financial Officer of the Company for personal reasons, effective after the closing date of the Company’s previously announced and pending merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated October 23, 2014, by and among the Company, Danube Private Holdings II, LLC and Danube Private Acquisition Corp., each of which is an affiliate of Siris Capital Group, LLC.  The Company intends to initiate an external search for his successor.

Mr. Schulz has been invited to serve as a member of the Company’s Board of Directors and its Audit Committee after the Merger closes.  Mr. Schulz has indicated he would accept this position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Kevin L. Crudden
Name: Kevin L. Crudden
Title: Senior Vice President and General Counsel

Dated: December 29, 2014

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